8

Exhibit 8
J-Bird Music Group Ltd.
Form 10-SB, Amendment No. 1
File No. 0-24449

June 14, 1996

Mr. Neal E. Fitzpatrick, Jr.
Caltron, Inc.
P.O. Box 721
Southport, CT 06430

Dear Neal:

     This letter sets forth the terms and conditions on and subject to which Applied Advanced Technologies, Inc. ("AAT"), Tovi Avnery ("Avnery") and Caltron, Inc. ("Caltron") agree that
(i) Caltron shall acquire an interest in AAT, and (ii) AAT and Avnery shall acquire equity in Caltron and cash.

I.   Governance of AAT

Avnery shall be the sole president of AAT so long as he remains the holder of a majority of the outstanding shares of the common stock of AAT (the "Common Stock"). During the term of this agreement, Avnery shall vote his shares to elect to the board of directors of AAT one nominee of Caltron and two nominees of Avnery.

Avnery has assigned to AAT all of Avnery's right, title and interest in and to an electron beam technology (the "Technology" as more completely described in Schedule A) to AAT prior to Caltron's initial investment in AAT.

II. Purchase and Sale of Shares

A. The initial closing of the transactions contemplated by this Agreement (the "Initial Closing") shall be accomplished by mail and/or fax or other electronic transfer on or before June 14, 1996 (the "Initial Closing Date"), or in such other manner and at such other date, place and time as the parties shall agree. The Initial Closing shall be accomplished as follows:

     (1)   Caltron  shall transfer to Avnery a total  of  130,000
shares of Caltron common stock, of which said shares shall be unregistered, rule 144 stock.

     (2) Caltron shall pay to AAT $100,000 by certified check or wire transfer, such amount to be offset by the $4 1,000 already advanced to AAT.

      (3) Upon receipt by Avnery of the Caltron shares referred to in A.(1) and the receipt by AAT of the amount referred to in A(2), Avnery shall transfer 60,000 shares of AAT Common Stock to Caltron, representing 30% of the issued and outstanding AAT shares, and AAT shall issue an additional 15,385 shares of AAT
Common Stock to Caltron, representing an additional 5% of the issued and outstanding shares of AAT.

B. The second closing of the transactions contemplated by this Agreement (the "Second Closing") shall be accomplished by mail and/or fax or other electronic transfer on or before the sixtieth day following the Initial Closing Date (or if such date is not a business day in Boston, Massachusetts, on the next following business day), or in such other manner and at such other date, place and time as the parties shall agree. The Second Closing shall be accomplished as follows:

     (1) Caltron shall pay to AAT $100,000 by certified check or wire transfer.

      (2) Upon receipt by AAT of the amount referred to in B(l), AAT shall transfer to Caltron an additional 17,948 shares of AAT
Common Stock, representing an additional 5% of the issued and outstanding shares of AAT.

C. The third closing of the transactions contemplated by this Agreement (the "Third Closing") shall be accomplished by mail and/or fax or other electronic transfer on or before the one hundred twentieth day following the Initial Closing Date (or if such date is not a business day in Boston, Massachusetts, on the next following business day), or in such other manner and at such other date, place and time as the parties shall agree. The Third Closing shall be accomplished as follows:

     (1) Caltron shall pay to AAT $100,000 by certified check or wire transfer.

      (2) Upon receipt by AAT of the amount referred to in C(l), AAT shall transfer to Caltron an additional 21,213 shares of AAT
Common Stock, representing an additional 5% of the issued and outstanding shares of AAT.

D. Avnery and AAT (and their respective agents) shall have complete access to the books and records of Caltron and shall have the right to audit and copy such books and records.

E. Caltron (and their respective agents) shall have complete access to the books and records of AAT and shall have the right to audit and copy the financial books and records.

F. If Caltron fails to pay in full the amounts provided above after thirty (30) days following AAT's written notice, AAT shall, at Avnery's sole election, issue up to 2.5 million new shares of AAT Common Stock to be registered in the name of Avnery or his nominees. The purchase price for such shares shall equal the par value thereof, payable in cash, debt, services or property of equivalent value, as determined by the AAT board of directors.




III. Issuance of Subsequent Shares

Unless  AAT is authorized to issue shares pursuant to  II.F,  AAT shall  sell to Caltron, at a time (determined by AAT)  after  the third anniversary and prior to the sixth anniversary of the Initial Closing Date and upon at least 30 days written notice to Caltron, and Caltron shall purchase, a number of shares of Common Stock (the "Additional Shares") required so that upon giving effect to such issuance Caltron would own eighty percent (80%) of the outstanding shares of Common Stock. In consideration of the issuance and delivery of the Additional Shares, Caltron shall issue and deliver to AAT, either a number of shares of fully registered and immediately publicly tradable Caltron stock valued as of the date of AAT's notice, or immediately available funds, in amount equal to thirty-five percent (35%) of (five times AAT's gross pre-tax profit for the then preceding four quarters). In addition, at Avnery's option, Caltron shall take all actions necessary or appropriate to cause Avnery to be elected to Caltron's Board of Directors, and to continue to hold such position (absent Avnery's resignation), such actions to include without limitation the execution and delivery of any agreements, and the solicitation of proxies, as may be necessary to ensure such election. At Avnery's election, shares to be issued to Caltron shall be purchased from Avnery, instead of being issued directly by AAT, so as to achieve the same shift in ownership. The percentage ownership by Avnery of Caltron shall not be diluted by the issuance of additional Caltron shares. If Caltron should spin off AAT, Avnery shall have the option (exercisable beginning with the effectiveness of the spin-off and continuing for five years thereafter) to purchase an additional ten percent (10%) of AAT common stock at a price of $.01 per share.

IV. Future Development and Reversion of Shares

A. AAT anticipates that it will require approximately $2,000,000 in funding in order to continue development of the technology to the point of commercializing the product. Caltron will use its best efforts to procure the needed funding by sublicensing the Technology in fields to be determined by mutual agreement of Caltron and AAT.

B. Beginning with the sixth month following the date of this Agreement and ending on the twenty-sixth month following the date of this Agreement (the "Minimum Payment Period"), Caltron shall pay AAT $75,000 per month (the "Minimum Payment") payable on the last day of the month; provided that the minimum payment due each month shall be offset (but not below zero) by the amount by which
(i) aggregate revenues from the license of the Technology received by AAT prior to such month, plus the dollar amount of Minimum Payment actually paid for all prior months, exceeds (ii) the product of $75,000 multiplied by the number of months of the Minimum Payment Period for all prior months.

C. If AAT and Caltron do not generate a total of $1,500,000 in license fees actually received on commercial licenses of the Technology within two (2) years of the date of this Agreement, then AAT and Avnery, respectively, shall have the right to terminate this Agreement with thirty (30) days written notice to Caltron. Should the Agreement be terminated then all rights granted to Caltron pursuant to this Agreement shall terminate and all rights granted to AAT and Avnery collectively and individually pursuant to this Agreement Shall terminate. In addition, all AAT stock transferred to Caltron in connection with this Agreement shall revert back to AAT and Avnery, respectively, in each case without any payment by AAT or Avnery to Caltron, and Caltron shall promptly deliver to AAT and Avnery all certificates representing such AAT shares, duly endorsed for transfer. All Caltron stock transferred to AAT and Avnery pursuant to section II.A.(I) collectively and individually in connection with this Agreement shall revert back to Caltron without any payment by Caltron to AAT or Avnery, and AAT and Avnery shall deliver to Caltron all certificates representing such Caltron shares, duly endorsed for transfer. All cash payments made by Caltron to AAT and Avnery under this Agreement are non refundable.

D. If Caltron (or any of its successors in interest) is required to transfer any shares of AAT to
either     AAT  or  Avnery,  or  their respective  successors  in
interest, and is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares in accordance with this Agreement, Caltron (or its successors in interest) shall be deemed to have sold, assigned, transferred and conveyed to AAT and/or Avnery (as applicable) all right, title and interest in and to such shares, and Caltron (and its successors in interest) shall have no further rights thereto and AAT shall record the transfer in its stock transfer book.

E. If AAT and/or Avnery (or their respective successors in interest) is required to transfer any shares of Caltron to Caltron (or its successors in interest) and is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares in accordance with this Agreement, AAT and/or Avnery (or their successors in interest) shall be deemed to have sold, assigned, transferred and conveyed to Caltron all right, title and interest in and to such shares, and AAT and/or Avnery (and their respective successors in interest) shall have no further rights thereto and Caltron shall record the transfer in its transfer agent.

F. Except as specifically provided above, Caltron shall not transfer any shares of AAT without the prior written consent of AAT until two (2) year after the date of this Agreement. The certificates representing shares to be issued by AAT shall bear a legend prohibiting the transfer of such shares. Upon expiration of the two (2) year period (assuming the shares have not reverted to AAT and Avnery), Caltron may surrender the certificates representing the shares to AAT and AAT shall issue new certificates which do not bear such legend.

G. Except as specifically provided above, AAT and/or Avnery shall not transfer any of the 130,000 shares described in section II.A.(1) of Caltron without the prior written consent of Caltron until two (2) year after the date of this Agreement. The certificates representing shares to be issued by Caltron shall bear a restrictive legend under Rule 144, prohibiting the transfer of such shares. Upon expiration of the two (2) year period (assuming the shares have not reverted back to Caltron), AAT and/or Avnery may surrender the certificates representing the shares to Caltron and Caltron shall issue new certificates which do not bear such legend.

V. Confidential Information.

      Caltron will not at any time divulge or make accessible to any person or entity, or appropriate to the use of Caltron or any third party, for any reason or purpose whatsoever, any knowledge or information disclosed to Caltron of a confidential or proprietary nature relating to the products, technology, business or customers of AAT, including without limitation non-public technical information related to the Technology (collectively, the "Confidential Information"). AAT shall, in addition to any other available rights and remedies, have the right to obtain injunctive relief for any breach or threatened breach of the terms of this Section.

VI. Miscellaneous.

A. This Agreement shall not be assigned by either party without the advance written consent of the other, provided AAT may assign to a successor to all or substantially all of its business. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

B. This Agreement constitutes the entire agreement between the parties with respect to its subject matter; except as provided herein, all other prior agreements, representations, statements, negotiations and undertakings are terminated and superseded hereby.

C.    This  Agreement  shall  be governed  by  and  construed  in
accordance  with  the  internal  laws  of  the  Commonwealth   of
Massachusetts.

D. Avnery shall use his best effort to cause AAT to carry on its business in accordance with the by-laws of AAT and applicable
Massachusetts law.

E. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any dispute under this agreement shall be determined by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, in Boston, Massachusetts, before a single arbitrator.

EXECUTED AS AN INSTRUMENT UNDER SEAL.

                              APPLIED ADVANCED TECHNOLOGIES, INC.

                              By: /s/ Tovi Avnery, President

ACCEPTED AND AGREED TO:

CALTRON, INC.

By: /s/ Neal E. Fitzpatrick, Jr., President  /s/ Tovi Avnery
                          ASSIGNMENT OF
                      RIGHTS TO TECHNOLOGY

     The undersigned, for good and valuable consideration paid by APPLIED ADVANCED TECHNOLOGIES, INC. ("Grantee") the receipt and sufficiency whereof is acknowledged, does hereby grant, sell, transfer, assign and deliver to the Grantee all of the undersigned's right, title and interest in and to the following intellectual property rights:

     all general and specific knowledge, experience and information, including without limitation on all inventions, trade secrets, know-how and improvements thereof and all patent and proprietary rights and patent applications now or hereafter owned or possessed by the undersigned, relating to the development, design, manufacture, assembly, operation, or testing or methods, processes or equipment related to the technology described in Schedule A or components thereof (including without limitation all continuations, continuations-in-part, divisions and reissues of patents), engineering and manufacturing information and procedures and components information, all apparatus, prototypes, equipment and parts embodying any of the above and all documents and copies thereof constituting, describing or relating to the above, including memoranda, reports, manuals, descriptions, specifications, drawings, schematics, software (including without litigation source and object codes), notebooks, printed circuit patterns, parts lists, patent applications and patentable information, invention records and disclosures, drawings (including lay-out and assembly drawings), renderings, schedules, financial records, work records, time records, flow charts, computer programs, photographs, computer print-outs, listings, tapes, disks, diskettes, chips, contracts, patterns, inspection procedures and test procedures.

to have and to hold the same to the Grantee and its successors and assigns to their own use and behoof forever.

       The   undersigned  agrees  to  execute  and  deliver  such
additional documents and instruments as the Grantee may reasonably request in order to confirm-n the transfer of technology contemplated hereby and the Grantees ownership thereof.

Executed as an instrument under sea] this 17th day of November, 1995.

                                        /s/ Tovi Avnery


                           Schedule A

                    Description of Technology

An Electron Beam Accelerator technology which uses thermionic emission as Electron Source, and Titanium Foil for Exit Window, with vacuum Sealed-off Chamber that requires no active vacuum pumps for operation and uses Ceramic or Glass as High Voltage Insulator and Vacuum Chamber combined.
                          ASSIGNMENT OF
                      RIGHTS TO TECHNOLOGY

     The undersigned, for good and valuable consideration paid by APPLIED ADVANCED TECHNOLOGIES, INC. ("Grantee") the receipt and sufficiency whereof is acknowledged, does hereby grant, sell, transfer, assign and deliver to the Grantee all of the undersigned's right, title and interest in and to the following intellectual property rights:

     all general and specific knowledge, experience and information, including without limitation on all inventions, trade secrets, know-how and improvements thereof and all patent and proprietary rights and patent applications now or hereafter owned or possessed by the undersigned relating to the development, design, manufacture, assembly, operation, or testing or methods, processes or equipment related to the technology described in Schedule A or components thereof (including without limitation all continuations, continuations-in-part, divisions and reissues of patents), engineering and manufacturing information and procedures and components information, all apparatus, prototypes, equipment and parts embodying any of the above and all documents and copies thereof constituting, describing or relating to the above, including memoranda, reports, manuals, descriptions, specifications, drawings, schematics, software (including without limitation source and object codes), notebooks, printed circuit patterns, parts lists, patent applications and patentable information, invention records and disclosures, drawings (including lay-out and assembly drawings), renderings, schedules, financial records, work records, time records, flow charts, computer programs, photographs, computer print-outs, listings, tapes, disks, diskettes, chips, contracts, patents, inspection procedures and test procedures.

to have and to hold the same to the Grantee and its successors and assigns to their own use and behoof forever.

The undersigned agrees to execute and deliver such additional documents and instruments as the Grantee may reasonably request in order to confirm the transfer of technology contemplated hereby and the Grant s ownership thereof.
Executed as an instrument under seal this 17th day of November, 1995.

                                        /s/ Tovi Avnery